UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2013
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    On September 9, 2013, the Company appointed John R. Granara, III, 45, as the Company’s Vice President, Corporate Controller and Chief Accounting Officer. Mr. Granara will serve as the Company’s principal accounting officer.
Mr. Granara served as Vice President Finance, Chief Accounting Officer and Corporate Controller for GT Advanced Technologies, Inc., a diversified technology company with innovative crystal growth equipment and solutions for the global solar LED and electronics industries, from May 2011 until August 2013. Mr. Granara served as Interim Chief Financial Officer of A123 Systems, Inc., a developer and manufacturer of advanced lithium ion batteries and battery systems, from January 2011 until May 2011, as Vice President, Finance and Corporate Controller from January 2010 until January 2011, and as Corporate Controller from November 2007 to December 2009.
In connection with Mr. Granara’s employment, the Company executed an employment offer letter (the “Offer Letter”) with Mr. Granara dated July 23, 2013. The terms of the Offer Letter provide that Mr. Granara: (i) will be paid an initial annual base salary of $260,000; (ii) for 2013, will be eligible to receive a bonus equivalent to 40% of his annual base salary, subject to performance; (iii) after 2013 will eligible for participation in the Company’s Short-Term Incentive Bonus Plan with a maximum target award equivalent to 40% of his annual base salary; and (iv) will be granted an award under the Company’s 2010 Stock Incentive Plan of options for 100,000 shares of Class A common stock upon commencement of employment with the Company.
Subject to Mr. Granara’s continued employment with the Company, the options vest over five years in five equal annual installments commencing on the first anniversary of the grant date.
A copy of the press release, issued on September 9, 2013, announcing the appointment of Mr. Granara is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: September 9, 2013	By:	/s/ Andrew B. Spence
Andrew B. Spence
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on September 9, 2013.